January 9, 2014

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read the statements of Silverton Adventures, Inc., pertaining to our firm included under Item 4.01 of Form

8-K dated January 9, 2014, and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC